EXHIBIT 10.3
October                     , 2007
Aastrom Biosciences, Inc.
Domino’s Farms, Lobby K,
24 Frank Lloyd Wright Dr.,
Ann Arbor, MI 48105
Ladies and Gentlemen:
     The undersigned (the “Investor”), hereby confirms and agrees with you as follows:
     1. This Purchase Agreement (the “Agreement”) is made as the date hereof between Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), and the Investor that is a signatory to this Agreement.
     2. The Company has authorized the sale and issuance of up to an aggregate of 11,842,105 units (the “Units”), each consisting of one share of common stock, no par value per share (the “Common Stock”), and one warrant to purchase 0.5 shares of the Company’s common stock (the “Warrants”), to certain investors (the “Offering”), as more fully described in that certain Placement Agency Agreement (the “Placement Agency Agreement”) dated the date hereof by and between the Company and BMO Capital Markets Corp. (the “Placement Agent”). The form of Warrant is attached hereto as Annex I. All defined terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Placement Agency Agreement.
     3. Subject to execution by the Company and the Placement Agent of the Placement Agency Agreement and delivery of the free writing prospectus (as that term is defined in Rule 405 of the Act) dated the date hereof and the base prospectus and the prospectus supplement relating to the shares, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor [                      ] Units at a purchase price of $1.14 per Unit pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex II and incorporated herein by reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the Placement Agent and that there is no minimum offering amount. The shares of Common Stock and Warrants are immediately separable and will be issued separately to the Investor. Shares of Common Stock will be credited to the Investor using customary book-entry procedures.
     4. The Investor confirms that it has had access and the opportunity to review all filings made by the Company with the Securities and Exchange Commission, including the registration statement relating to the shares of Common Stock and the Warrants, and that it was able to read, review, download and print each such filing.

     5. No offer by the Investor to buy Units will be accepted and no part of the purchase price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agents on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

AGREED AND ACCEPTED:

Name of Investor:

Name
Title:
Address:

DWAC Number:

AASTROM BIOSCIENCES, INC.

By:

Name:

Title:

ANNEX I
FORM OF WARRANT

ANNEX II
TERMS AND CONDITIONS FOR PURCHASE OF UNITS
     1. Agreement to Sell and Purchase the Units; Subscription Date.
     1.1 Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2 below), the Company will sell to the Investor, and the Investor will purchase from the Company, [     ] Units at the purchase price of $1.14 per Unit for a total purchase price of $[     ].
     1.2 The Company may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Units to them. (The Investor and the Other Investors hereinafter collectively are referred to as the “Investors,” and this Agreement and the agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”). The Company may accept or reject any one or more Agreements in its sole discretion.
     1.3 The Investor acknowledges that the Company has agreed to pay BMO Capital Markets Corp. (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Units to the Investor.
     1.4 The Company has entered into a Placement Agency Agreement, dated the date hereof (the “Placement Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company.
     2. Delivery of the Units at Closing. The completion of the purchase and sale of the Units (the “Closing”) shall take place as provided in Section 2 of the Placement Agency Agreement.
          The Company’s obligation to issue and sell the Units to the Investor shall be subject to the accuracy of the representations and warranties made by the Investor, the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing and payment of the purchase price.
          The Investor’s obligation to purchase the Units will be subject to the condition that the Placement Agent shall not have: (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agency Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company.
     3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

     3.1 The Company acknowledges and agrees that the Investor may rely on the representations, warranties, covenants and agreements made by it to the Placement Agent in the Placement Agency Agreement to the same extent as if such representations, warranties, covenants and agreements had been incorporated in full herein and made directly to or with the Investor.
     3.2 This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     3.3 The Company shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement until the expiration of the Warrants.
     3.4 To the Company’s knowledge, all material information provided to the Investor by the Company has been publicly disclosed.
     3.5 The Company covenants to issue a press release setting forth the material terms of the Offering promptly after entering into the Agreements with the Investors.
     3.6 The Company has not entered into any other Agreement with any Other Investor in connection with this Offering which contains any material terms or conditions different from those provided to the Investor pursuant to this Agreement.
     4. Representations, Warranties and Covenants of each Investor.
     4.1 The Investor represents and warrants that it has received the Company’s base prospectus relating to the Units and the free writing prospectus dated the date hereof.
     4.2 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     4.3 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing investment decisions similar to the decision to purchase the Units, including investments in securities issued by comparable companies; and (ii) the Investor has, in connection with its decision to purchase the Units pursuant to the Agreement, relied solely upon the Registration Statement, the Prospectus, and any amendments or supplements thereto and has not relied upon any information provided by BMO Capital Markets Corp. in its capacity as placement agent for the Company.

     4.4 The Investor understands that nothing in the Prospectus and any supplement thereto, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.
     4.5 From and after obtaining knowledge of the sale of the Units contemplated hereby, the Investor has not taken, and prior to the public announcement of the transaction the Investor shall not take, any action that has caused or will cause the Investor to have, directly or indirectly, purchased or agreed to purchase (other than pursuant to this Agreement) sold or agreed to sell any Common Stock, effected any Short Sale, with respect to the Common Stock, or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock, whether or not, directly or indirectly, in order to hedge its position in the Units. The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     4.6 The Investor represents that it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company.
     5. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.
     6. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows: (a) if to the Company, then as provided in Section 11 of the Placement Agency Agreement; and (b) if to the Investor, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     7. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     8. Headings. The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.
     9. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.
     11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
     12. Confirmation of Sale. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to the Investor.
     13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.